BOWLES FLUIDICS CORPORATION - EXHIBIT 11
CALCULATION OF EARNINGS PER SHARE


A.    PRIMARY EARNINGS PER COMMON SHARE AND COMMON EQUIVALENT SHARES

                                              For the Fiscal Year Ended
                                      -----------------------------------------
                                      October 26,    October 28,    October 29,
                                         1996           1995           1994
                                      -----------    -----------    -----------
Calculation of net income:

     Net income per books             $   884,306    $ 1,783,875    $ 1,727,020

     Less:Dividends on
                convertible
                preferred stock            74,646         74,648         74,646
                                      -----------    -----------    -----------
          Net income
              as adjusted             $   809,660    $ 1,709,227    $ 1,652,374
                                      ===========    ===========    ===========

Calculation of outstanding shares:

     Weighted average of common
          shares outstanding           12,610,011     12,593,353     12,581,647

     Add: Assumed exercise of
                  stock options            91,887        113,055         91,000
                                      -----------    -----------    -----------

          Number of common shares
          outstanding adjusted         12,701,898     12,706,408     12,672,647
                                      ===========    ===========    ===========

     Primary earnings
          per common share            $       .06    $       .13    $       .13
                                      ===========    ===========    ===========

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BOWLES FLUIDICS CORPORATION - EXHIBIT 11
CALCULATION OF EARNINGS PER SHARE (continued)


B.    FULLY DILUTED EARNINGS PER SHARE:

                                             For the Fiscal Year Ended
                                      -----------------------------------------
                                      October 26,    October 28,    October 29,
                                         1996           1995           1994
                                      -----------    -----------    -----------
Net income per books                  $   884,306    $ 1,783,875    $ 1,727,020
                                      ===========    ===========    ===========
Weighted average of
    common shares
    outstanding                        12,610,011     12,593,353     12,581,647

Add:Assumed conversion of
           of preferred stock           3,732,320      3,732,320      3,732,320
    Assumed exercise of
           stock options                  131,059        119,332         91,000
                                      -----------    -----------    -----------

    Number of common shares
       outstanding adjusted            16,473,390     16,445,005     16,404,967
                                      ===========     ==========     ==========

       Fully diluted earnings
       per common share and
       common stock equivalents       $       .05     $      .11     $      .11
                                      ===========     ==========     ==========

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

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    BOWLES FLUIDICS CORPORATION

                                    BY:


                                  Chairman of
                                    the Board and
--------------------------          Director                 ---------------
William Ewing III                                                  Date


                                  President and
--------------------------          Director                 ---------------
Ronald D. Stouffer                                                 Date


                                  Vice President
--------------------------          Finance                  ---------------
David A. Quinn                                                     Date


                                  Corporate Controller
--------------------------                                   ---------------
Arlene M. Hardy                                                    Date


                                  Director
--------------------------                                   ---------------
David C. Dressler                                                  Date


                                  Director
--------------------------                                   ---------------
John E. Searle, Jr.                                                Date

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